Exhibit 10.18

CONFIDENTIAL TREATMENT

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Such Portions are marked “[*]” in this document; they have been filed separately with the Commission.

ESCROW AGREEMENT

between

Globalstar, Inc.

461 South Milpitas Blvd., Milpitas, California 95035, U.S.A. (hereinafter referred to as “Globalstar”);

and

Alcatel Alenia Space France

12, rue de la Baume, 75008 Paris, France (hereinafter referred to as “Alcatel”)

(Globalstar and Alcatel hereinafter referred to as the “Principals”);

and

Société Générale, Société Anonyme au capital de 576.285.895,00 EUR, identification number 552 120 222 RCS Paris, having its registered office in PARIS, 29 Boulevard Haussmann (hereinafter referred to as the “Escrow Agent”).

The Principals and the Escrow Agent are individually referred to as a “Party” and together as “Parties”.

WHEREAS, Globalstar and Alcatel entered into an agreement (named Contract # GINC-C-06-0300) on 30 November 2006 (as amended, restated, and/or supplemented) pursuant to which Alcatel, as a producer and seller, will construct and deliver low-earth-orbit satellites to Globalstar, as purchaser, for its satellite constellation (the “Contract”);

WHEREAS, the Escrow Agent shall not be obliged to have any knowledge of the content of the Contract, which is not binding on Escrow Agent and does not have any effect on Escrow Agent (which, in its turn, does not have any obligation to monitor or verify the accurate fulfilment by the Principals of any of their respective obligations under the Contract), but for the terms and conditions being reflected in this escrow agreement (the “Escrow Agreement”);

WHEREAS, the Contract requires Globalstar, in order to secure its payment obligations under the Contract, to make an initial deposit into escrow of forty million (40,000,000) Euros (the “Initial Deposit”) and, subsequently, to deposit into escrow certain additional amounts in order to maintain the levels of funding set forth in Exhibit A (each such additional amount a “Required Payment”) ;

WHEREAS, in such framework the Principals have decided to select Société Générale as Escrow Agent for the performance of the provisions of this Escrow Agreement;

WHEREAS, the Escrow Agent is willing to act as an escrow agent pursuant to the terms and conditions agreed herein;

WHEREAS, the relationship between the Escrow Agent on the one hand and the Principals on the other hand shall be solely and exclusively governed by this Escrow Agreement, and none of the Principals may assert any claims whatsoever against the Escrow Agent under the Contract. This Escrow Agreement shall remain fully valid even if the Contract or any other agreement does not become effective or is void or unenforceable for whatever reason; provided, however, nothing contained in this Escrow Agreement shall be construed or interpreted as amending or modifying any provisions of the Contract.

NOW THEREFORE IT IS AGREED AS FOLLOWS:

1                                        Establishment of Escrow — Investment of Escrow Fund

1.1.                              Opening of the Escrow Account:

Upon signing of this Escrow Agreement, the Escrow Agent shall open to the Principals a current account in the names of both of the Principals (the “Escrow Account”) bearing the designation “Escrow Globalstar / Alcatel”, under the following references :

Bank code [*]

Branch Code :[*]

Account number :[*]

IBAN : [*]

SWIFT Adress (BIC Code) :[*]

This Escrow Account shall have the legal nature of a collective current account without active solidarity (Compte collectif sans solidarité active).

1.2.                              Deposit of the Escrow Fund:

1.2.1.                    All amounts deposited in the Escrow Account and remaining there or thereafter invested in an investment account (a “Securities Account”) as set forth in Article 1.3 (as increased by any amounts earned as interest thereon or as investment-profit thereof or any additional contributions and as reduced by any disbursements and/or amounts withdrawn or deducted as provided for in this Escrow Agreement) are referred to herein collectively as the “Escrow Fund.”  The Escrow Fund shall consist of the Escrow Account and the Securities Account.

1.2.2.                    Globalstar shall deposit into the Escrow Account the Initial Deposit within three (3) calendar days after the date of entry into force of this Agreement.  On the first Business Day of each calendar quarter (a “Quarter”) set forth on Exhibit A of this Agreement, Globalstar shall deposit into the Escrow Account such additional funds, if any, as may be required to cause the aggregate balance of the Escrow Fund to equal the amount shown on Exhibit A for such Quarter (each such amount is the “Deposit Requirement” for such Quarter); such amount is approximately equal to the amount due under the Contract for the two (2) immediately following Quarters of the Contract. Exhibit A may be modified from time to time by joint written instruction of the Principals.

In such case, the Principals shall together promptly notify in writing the Escrow Agent of the changes occurred in order to enable it to fulfil its obligations under article 2 below. Without any such information in a reasonable timely basis, the Escrow Agent shall be authorised to rely upon the last available Exhibit A.

For the purpose of this Escrow Agreement, “Business Day” shall mean a day on which banks are open for business in Paris (excluding Saturdays, Sundays and public holidays)

1.2.3.                     Following the Initial Deposit, the amount of the Escrow Fund on any date shall not fall below the Deposit Requirement corresponding to such date as shown in Exhibit A.  However, the Escrow Agent shall not be obliged to monitor the Deposit Requirement.  The Escrow Agent shall only be obliged to report to the Principals the balance of the Escrow Account and of the Securities Account as of the first Business Day of each Quarter, the exact reporting date being the first Business Day of a Quarter (the “Reporting Date”), beginning on the first Business Day following 1 January 2007.

1.2.4.                   With effect as of each Reporting Date until the termination of this Agreement and upon specific request by either of the Principals, the Escrow Agent shall deliver to the Principals bank statements regarding the Escrow Account and the related Securities Accounts (each an “Escrow Balance Report”), it being understood that such Escrow Balance Report will be dispatched within five (5) Business Days after the Reporting Date or the date of a specific request.

1.2.5.                     If on any Reporting Date the balance of the Escrow Fund as reported by Escrow Agent is lower than the Deposit Requirement, Globalstar shall, within ten (10) calendar days after delivery of the Escrow Balance Report, deposit into the Escrow Account the amount necessary to increase the Escrow Fund to, but not in excess of, the Deposit Requirement for such Reporting Date as shown on Exhibit A. If the tenth calendar day after delivery of the Escrow Balance Report is a day the Escrow Agent is not open for business, Globalstar shall deposit such amount on the first Business Day thereafter.

1.2.6.                     If following the payment of a Claim (as such term and the pertinent procedure is further specified in Section 2.3), other than a Claim with respect to a Termination Payment (as such term is further specified in Section 2.3), the balance of the Escrow Fund is lower than the Deposit Requirement, Globalstar shall, within ten (10) calendar days after notice of such shortfall — with copy made to the Escrow Agent, deposit into the Escrow Account the amount necessary to increase the Escrow Fund to, but not in excess of, the Deposit Requirement for such date as shown on Exhibit A. If the tenth calendar day after such notice is a day the Escrow Agent is not open for business, Globalstar shall deposit such amount on the first Business Day thereafter.

The Principals acknowledge and agree that the Escrow Agent shall have no duty whatsoever to take any measures to cause the Principals or either of them to make the Initial Deposit or any Required Payments, or to transfer amounts in connection with the Deposit Requirement or the payment of Claims. The Escrow Agent’s only duty with regard to the payment of funds into the Escrow Account shall be to inform the Principals of the entry of amounts into the Escrow Account in accordance with the provisions of the Escrow Agreement (such information duty being duly fulfilled by delivery of an up-to-date Escrow Balance Report).

1.2.7.                     The right to make distributions from the Escrow Fund, to give instructions to the Escrow Agent with respect to the Escrow Fund or to undertake any transactions, etc. relating to the Escrow Fund shall only be executed collectively by the Principals, provided that information of purely informative character (such as change of addresses, etc.) shall be given individually by the party concerned.  In the absence of joint and corresponding instructions in writing, the Escrow Agent shall follow strictly the terms set out herein.

1.3.                              Investment of the Escrow Fund

1.3.1.                     The Escrow Agent shall invest the amount available on the Escrow Account in Tradable Medium Term Notes (“BMTN”), as specified in Exhibit E and will guarantee the liquidity of the notes at any time.

The BMTN shall be registered on the Securities Account opened in the names of both Principals. This account shall have the legal nature of a collective securities account without active solidarity (compte titre collectif sans solidarité active ). As the Escrow Fund, the BMTN shall be kept in escrow by the Escrow Agent.

The interest earned on the BMTN investment will be the EONIA rate (Euro Overnight Index Average, as calculated by European Central Bank).

Alternatively to the BMTN and subject to feasibility criteria for the Escrow Agent (from a commercial and technical stand point) using its reasonable commercial best efforts, both Principals agree to allow for the possibility to work together in good faith to cause the Escrow Agent also to invest the Escrow Fund in corporate or government interest-bearing investment grade securities (not including common stock) denominated in Euro. The Parties agree to amend in good faith the Escrow Agreement at a later stage as necessary, bearing in mind that the Principals had been made aware by the Escrow Agent that such investment may entail risk of liquidity as well as a risk of loss of the Escrow Fund invested as such, for which the Escrow Agent shall not be held as liable.

1.3.2.                     Investments of Escrow Fund shall be automatically made by the Escrow Agent promptly after receipt of (i) the Initial Deposit from Globalstar, and (ii) a Required Payment from Globalstar. The investment shall be made up to and within the limit of the BMTN’s nominal value.

1.3.3.                     Neither the Escrow Account nor the Securities Account shall bear any interest.

1.3.4.                     Except as otherwise provided in the Escrow Agreement, any Request (as defined below), notification or other instruction received by the Escrow Agent from an authorised Principal under article 2 below shall implicitly include the right for the Escrow Agent to sell a relevant portion of the BMTN investments in the Securities Account in order to comply with the relevant Request, notification or other instruction made pursuant to article 2.

2                                        Disbursement of the Escrow Fund

The Escrow Agent will under no circumstances be obliged to pay out according to this Escrow Agreement any amount exceeding the Escrow Fund remaining at the moment of such a payment.

The Escrow Agent shall distribute the Escrow Fund in Euros as follows:

2.1                                If on any Reporting Date the balance of the Escrow Fund is greater than the Deposit Requirement (based on Exhibit A as then in effect) for the current Quarter (of which such Reporting Date is the first Business Day), the Escrow Agent shall disburse, not earlier than on the third Business Day following the delivery to the Escrow Agent of written request from Globalstar (the “Request”) specifying the exact amount of funds to be paid, being not more than the difference between the balance of the Escrow Fund as shown in the most recent Escrow Balance Report and the Deposit Requirement for the then-current Quarter (and then only to the extent that such payment does not exceed the amount then due and payable to Alcatel pursuant to the Contract, provided that the Escrow Agent shall have no duty to verify that), such amount to Alcatel’s account as defined in Exhibit D hereto or as Alcatel may expressly specify otherwise (the “Alcatel Account”).

The Request shall be sent simultaneously by Globalstar by email to Alcatel and to the Escrow Agent, provided that Alcatel’s consent to the Request shall be deemed given if Alcatel has not notified the Escrow Agent in writing to the contrary within two (2) Business Days after the date of the Request.  The Principals acknowledge that the Escrow Agent shall have no duty to monitor whether or not the Request had been sent to (or received by) Alcatel.

Alcatel shall treat each payment received pursuant to a Request as one of payment of Globalstar’s obligations under the Contract.

2.2.                              If on any Reporting Date the balance of the Escrow Fund is lower than the Deposit Requirement for such Reporting Date, the Escrow Agent shall make no payment from the Escrow Account.

2.3                                 If the Escrow Agent receives, at any time, a notification from Alcatel in the form of Exhibit B1 hereto (such notification to be sent simultaneously by Alcatel to Globalstar and to the Escrow Agent by email) certifying that Globalstar has failed to pay to Alcatel amounts then due and payable under the Contract which have not yet been paid (a “Claim”) and specifying (i) the amounts to be paid to the Alcatel Account and (ii) the provision of the Contract under which such amounts are to be paid, including whether such amounts are due with respect to a Required Payment or a payment for termination charges pursuant to Article 21 or Article 22 of the Contract (“Termination Payment”), the Escrow Agent shall, on the date to be specified in such notification but not earlier than on the second Business Day following the receipt by the Escrow Agent of such notification (provided that the notification is received before 10 a.m. on its delivery date) by the Escrow Agent, pay from the Escrow Fund the amount to be specified in such Claim to the Alcatel Account.

The Principals acknowledge and agree that the Escrow Agent shall have no duty to verify the content of any Claim or notification, nor to verify that Globalstar had been made aware of the delivery of such notification to the Escrow Agent, and further agree that disputes which may arise between the Principals regarding the validity of any such Claim shall be resolved as a dispute or disagreement under the Contract, pursuant to the provisions of Article 23 of the Contract.

The Escrow Agent shall provide a written notice to the Principals within two (2) Business Days after the execution of any such payment to Alcatel, attaching a copy of such notification and an Escrow Balance Report reflecting such payment. Alcatel shall treat each payment received pursuant to a Claim as one of payment of Globalstar’s obligations under the Contract.

2.4                                 If the Escrow Agent receives, at any time, a notification from Alcatel in the form of Exhibit B2 hereto (such notification to be sent simultaneously by Alcatel to Globalstar and to the Escrow Agent by email) certifying that the Escrow Fund is sufficient, based upon the most recent Escrow Balance Report, to make the final payment or payments to Alcatel in the amount or amounts set forth in the notification and specifying (i) the amounts to be paid to the Alcatel Account and (ii) that Alcatel has elected to be paid all or part of its remaining payments by disbursement from the Escrow Fund, the Escrow Agent, on the date or dates to be specified in such notification but not earlier than  the second Business Day following receipt by the Escrow Agent of such notification (provided that the notification had been received before 10 a.m. on its delivery date)  by the Escrow Agent, shall disburse to Alcatel by payment or payments to the Alcatel Account cash from the Escrow Fund in the amounts to be specified in such notification (the “Final Alcatel Payment”); upon receipt of the Final Alcatel Payment, Alcatel shall have no further interest in the Escrow Fund.  The Principals acknowledge and agree that the Escrow Agent shall have no duty to verify the content of such notification electing to be paid the Final Alcatel Payment and / or to verify that  Globalstar had been made aware of the delivery of such notification to the Escrow Agent. The Principals further agree that disputes which may arise between them regarding the validity of such Final Alcatel Payment shall be resolved as a dispute or disagreement under the Contract, pursuant to the provisions of Article 23 of the Contract.

The Escrow Agent shall provide a written notice to the Principals within two (2) Business Days after the execution of any such payment to Alcatel, attaching a copy of such notification and an Escrow Balance Report reflecting such payment. Alcatel shall treat each payment received as a Final Alcatel Payment as one of payment of Globalstar’s obligations under the Contract.

2.5                                 If at any time after a Final Alcatel Payment has been made to Alcatel as provided for in Section 2.4 the Escrow Agent receives a notification from Globalstar certifying that Globalstar is in agreement with the making and amount of the Final Alcatel Payment and that Alcatel has received a copy of such notification, Escrow Agent shall on the date to be specified on such notification but not earlier than on the second Business Day after receipt of such notification, disburse to Globalstar the balance of the Escrow Fund by payment to the account described in Exhibit C hereto.

The Principals acknowledge and agree that the Escrow Agent shall have no duty to verify the content of any notification, nor to verify that  Alcatel had been made aware of the delivery of such notification to the Escrow Agent, and further agree that disputes which may arise between them regarding the validity of any such notification shall be resolved as a dispute or disagreement under the Contract, pursuant to the provisions of Article 23 of the Contract.

Without prejudice of the above, the Escrow Agent may distribute the whole or part of the Escrow Fund at any time in accordance with the joint and corresponding written instructions by the Principals or, in case of dispute between the Principals (to the extent permitted by applicable law and/or any binding agreement on them, including inter alia the Contract, it being understood that the Escrow Agent shall have no obligation to monitor or to participate in the relevant dispute), and in such case, failing any relevant joint written instructions by the Principals, pursuant to a final judgment (decision judiciaire passée en force de chose jugée).

3             Indemnity

Globalstar and Alcatel undertake to indemnify jointly and hold harmless the Escrow Agent for all and any losses, costs, expenses, liabilities, claims, actions or demands including legal costs which it may incur or which may be made against it as a result of or in connection with this Escrow Agreement (as duly documented by the Escrow Agent), including any legal costs incurred by the Escrow Agent in order to enforce any of its rights arising out of this Escrow Agreement, other than any loss, cost, expense, liability, claim, action or demand which arises from the gross negligence or wilful misconduct of the Escrow Agent.

For the purpose of this article 3 only, it is agreed by all the Parties that Globalstar shall be the first to be claimed against in writing by the Escrow Agent.  If, within eight (8) calendar days of the date of such written request, the Escrow Agent states that it remains (in whole or in part) unsatisfied of its claim by Globalstar, then, without being required to take any more steps against Globalstar, the Escrow Agent shall have also the right to claim indemnity from Alcatel, it being understood that such procedure shall not be, in any manner, construed as a waiver by the Escrow Agent of the benefit of the joint undertaking of the Principals.

4             Limitations

4.1           The Escrow Agent shall be protected in acting upon any written notice, request, demand, waiver, consent, receipt or other paper or document furnished to it, not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and acceptability of any information therein contained, which it in good faith believes to be genuine and what it purports to be.

4.2           The Escrow Agent shall be under no obligation to institute, appear in or defend any action, suit or legal or arbitration proceeding in connection with this Escrow Agreement or to take any other action likely to involve it in liability, cost or expense, unless first indemnified to its reasonable satisfaction.

5             Notices

Any and all notices or other instruments or papers to be sent to the Escrow Agent by any other party hereto pursuant to this Escrow Agreement shall be in writing and delivered personally or sent by a courier service (costs prepaid) or by registered mail or facsimile or email. In order to timely reach the Escrow Agent, they must be received by the Escrow Agent on or before the dates as set out under this Escrow Agreement.

The Principals acknowledge the risks they may incur by using fax systems and are therefore liable for all possible damages resulting from erroneous fax transmissions or from failure to detect inadequate proof of identity or counterfeits provided there has been no gross negligence on the part of the Escrow Agent.  In addition, the Principals are aware that banking secrecy is not guaranteed with telefax use.

If the Escrow Agent receives such notices or other instruments or papers in a different way, it shall be free to regard them as received or not and will not be liable towards any other party for his decision.

Any communication to be made between the Escrow Agent and a Principal under or in connection with the Escrow Agreement may be made by electronic mail or other electronic means, if the Escrow Agent and the relevant Principal: (i) agree that, unless and until notified to the contrary, this is to be an accepted form of communication; (ii) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and (iii) notify each other of any change to their address or any other such information supplied by them.

Any electronic communication made between the Escrow Agent and a Principal will be effective only when actually received in readable form and in the case of any electronic communication made by a Principal to the Escrow Agent only if it is addressed as further detailed in this Escrow Agreement.

Anything to be sent to any party hereto has to be sent to the following addresses:

if to the Globalstar to:                  Globalstar, Inc.

461 South Milpitas Blvd.
Milpitas, CA 95035, USA

Telephone:              [*]
Facsimile:                      [*]
Attention:                   [*]

E-mail:                                       [*]

with a mandatory copies to:

Taft, Stettinius & Hollister LLP

425 Walnut Street

Suite 1800

Cincinnati, OH 45202,  USA

Telephone:              [*]

Facsimile:                      [*]

Attention:                   [*]

E-mail:                                       [*]

and

Kennedy Covington Lobdell & Hickman, LLP

214 North Tryon St., 47th Floor

Charlotte, NC  28202, USA

Telephone:              [*]

Facsimile:                      [*]

Attention:                   [*]

E-mail:                                       [*]

if to Alcatel to:	Alcatel Alenia Space France 100, Boulevard du midi - B.P 99 06156 Cannes la Bocca Cedex — France Telephone: [*] Facsimile: [*] Attention: [*] E-mail: [*]

with a mandatory copy to:

Alcatel Alenia Space France 26, avenue Jean François Champollion 31037 Toulouse Cedex — France Telephone: [*] Facsimile: [*] Attention: [*] E-mail: [*]

if to the Escrow Agent to:	Société Générale

76 Rue Saint Jean, BP 13196 31131 BALMA Cedex - FRANCE Telephone: [*] Fax: [*] Attention: [*] E-Mail : [*]

with a mandatory copy to

Société Générale Rue Galilée, BP 500 31316 Labège Cedex - FRANCE Telephone [*] Fax : [*] Attention : [*] E-Mail : [*] [*]

6             Signatures

Any and all notices or other instructions or papers to be sent to the Escrow Agent by any other party to this Escrow Agreement shall be signed by the person(s) mentioned in the respective form named “Authorized Signatories” (Exhibits D1 and D2).

7             Severability

Should any provision of this Escrow Agreement be prohibited or ineffective or otherwise unenforceable in whole or in part for whatever reason, such provision shall cease to have effect without prejudicing the validity of the other provisions hereunder. The Parties or the court having or taking jurisdiction hereupon will replace such provision by another provision so that, to the extent possible, the economic balance of this Escrow Agreement will be preserved.

8             Assignment and Amendment

This Escrow Agreement shall be binding upon and enure to the benefit of the respective successors and assigns of the Parties. It is agreed, however, that no party may assign any of its rights or obligations hereunder without the written consent of the other parties.

This Escrow Agreement may not be amended except by a document in writing duly executed by the Parties. This undertaking itself may only be amended by an agreement in writing. The Parties agree that they jointly negotiated and prepared this Escrow Agreement and that it shall not be construed against any Party on the grounds that such Party prepared or drafted the same.

9             Entry into Force

This Escrow Agreement shall enter into force upon the date of signature by all Parties and the fulfilment by the Principals of the relevant following conditions precedent, satisfactory to the Escrow Agent, it being understood that no deposit related to this Escrow Agreement shall be made by or on behalf of the Principals until the Escrow Agent notifies the Principals that it has been satisfied as to the form and substance of all of the relevant conditions precedent.

Conditions precedent to be provided to the Escrow Agent at signing :

Each Participant shall provide the Escrow agent with :

•                  A certified copy of the constitutional documents of each Principal (i.e extrait Kbis, - or its equivalent in the relevant jurisdiction of incorporation of Globalstar — statuts - by laws),

•                  Evidence of the powers and authority of each Principal’s signatories and of each person authorised to act as signatory of each relevant Principal attorney under the Escrow Agreement (or any document derived from the Escrow Agreement, including inter alia any notification) (if relevant) a copy of any relevant corporate authorisation (resolution of the board of directors for instance) approving the terms and the execution of the Escrow Agreement by the relevant Principal,

•                  Specimen of signatures of each person authorised to act on behalf of each Principals under the Escrow Agreement (as described in Exhibit D1 and D2).

In addition, Globalstar shall provide the Escrow agent with:

•                  A legal opinion from the external advisers of Globalstar, confirming inter alia the power and authority of the signatories of Globalstar, the enforceability of the terms of the Escrow Agreement to Globalstar, the choice of law and jurisdiction, and that all corporate authorisations in order to execute and to enforce the Escrow Agreement have been obtained

•                  Payment to the Escrow Agent of all the fees due and payable for the first year as set forth in article 11 below.

In each case, in form and substance satisfactory to the Escrow Agent.

10           Termination

This Escrow Agreement shall automatically terminate once the Escrow Fund is completely disbursed in accordance with Section 2.5 and 2.6 above.

In the event that any balance should remain in the Escrow Fund on 31 December 2014, the Escrow Agent shall have the right to withdraw from this Escrow Agreement at any time, observing a 60-calendar day notice period.  During this period, the Principals shall jointly designate a new depository and Escrow Agent.  Should no such designation take place within this period, the Escrow Agent shall keep the remaining balance until both Principals give it a single instruction in order to move all the remaining funds outside the Escrow Agent’s books.

11           Fees

Any and all fees of the Escrow Agent shall be borne by Globalstar.

The fees shall consist of the following :

Twenty-five thousand (25.000) Euros (V.A.T. excluded) per year, payable to the Escrow Agent for the first time at the date of signing of the Escrow Agreement, and subsequently on the first Business Day of each anniversary of such date of signing, until termination as set forth in article 10 above.

It is understood between the Parties that, if Globalstar failed to pay such fees to the Escrow Agent within ten (10) Business Days from the due date, then the Principals hereby authorise the Escrow Agent to debit the corresponding amount of unpaid fees against the Escrow Account at the end of that ten (10) Business Days period.

12           Applicable Law and Place of Jurisdiction

All legal relationship between the Principals and the Escrow Agent in connection with this Escrow Agreement shall be exclusively governed by and construed in accordance with French law.

The exclusive place of jurisdiction for any disputes under the Escrow Agreement shall be Paris.

The Escrow Agent reserves the right, however, to take legal action against either Principals or both before the authority of their/his domicile or before any other competent authority, in which event exclusively French law shall remain applicable.

13           Originals

The Escrow Agreement shall be established and signed in three (3) originals.

IN WITNESS WHEREOF, this Escrow Agreement has been duly executed by the parties hereto or their respective duly authorized officers or representatives in the place and as of the date written below.

Place / Date: Milpitas, California, USA, on 21 December 2006

Globalstar, Inc.

/s/ Fuad Ahmad
Fuad Ahmad
Vice President and Chief Financial Officer

IN WITNESS WHEREOF, this Escrow Agreement has been duly executed by the parties hereto or their respective duly authorized officers or representatives in the place and as of the date written below.

Place / Date: Toulouse, on 21 December 2006

Alcatel Alenia Space France

/s/ Jean-Marc Alias
Name : Jean-Marc Alias
Title : Chief Financial Officer

IN WITNESS WHEREOF, this Escrow Agreement has been duly executed by the parties hereto or their respective duly authorized officers or representatives in the place and as of the date written below.

Place / Date: Toulouse, on 21 December 2006

Société Générale

/s/ Ph. Dairien
Name : Ph. Dairien
Title : Corporate Manager

Exhibit A

Deposit Requirements

NUMBER OF PERIOD	DEPOSIT REQUIREMENT (IN EURO)	DATES OF AVAILABILITY OF DEPOSIT REQUIREMENT IN ACCOUNT

1(Initial Deposit)	40 000 000	Date Hereof to 31 Dec 2006
2	40 000 000	1 Jan 2007 to 31 Mar 2007
3	40 000 000	1 Apr 2007 to 30 Jun 2007
4	40 000 000	1 Jul 2007 to 30 Sep 2007
5	59 000 000	1 Oct 2007 to 31 Dec 2007
6	79 000 000	1 Jan 2008 to 31 Mar 2008
7	64 000 000	1 Apr 2008 to 30 Jun 2008
8	69 000 000	1 Jul 2008 to 30 Sep 2008
9	80 000 000	1 Oct 2008 to 31 Dec 2008
10	68 000 000	1 Jan 2009 to 31 Mar 2009
11	51 000 000	1 Apr 2009 to 30 Jun 2009
12	26 000 000	1 Jul 2009 to 30 Sep 2009
13	20 000 000	1 Oct 2009 to 31 Dec 2009
14	41 000 000	1 Jan 2010 to 31 Mar 2010
15	57 000 000	1 Apr 2010 to 30 Jun 2010
16	51 000 000	1 Jul 2010 to 30 Sep 2010
17	44 000 000	1 Oct 2010 to 31 Dec 2010
18	40 000 000	1 Jan 2011 to 31 Mar 2011
19	40 000 000	1 Apr 2011 to 30 Jun 2011
20	40 000 000	1 Jul 2011 to 30 Sep 2011
21	40 000 000	1 Oct 2011 to 31 Dec 2011
22	40 000 000	1 Jan 2012 to 31 Mar 2012
23	40 000 000	1 Apr 2012 to 30 Jun 2012
24	40 000 000	1 Jul 2012 to 30 Sep 2012
25	40 000 000	1 Oct 2012 to 31 Dec 2012
26	40 000 000	1 Jan 2013 to 31 Mar 2013
27	40 000 000	1 Apr 2013 to 30 Jun 2013
28	26 000 000	1 Jul 2013 to 30 Sep 2013
29	6 000 000	1 Oct 2013 to 31 Dec 2013

Required Payments

NUMBER OF PERIOD (see above)	AMOUNT OF REQUIRED PAYMENT (IN EURO)	DATES OF REQUIRED PAYMENTS

5	19 000 000	1 Oct 2007
6	20 000 000	1 Jan 2008
8	5 000 000	1 Jul 2008
9	11 000 000	1 Oct 2008
14	21 000 000	1 Jan 2010
15	16 000 000	1 Apr 2010

Exhibit B1

Form of Notification

I, _____________________, depose, represent and warrant as follows:

1. I am the duly elected _________________ of Alcatel Alenia Space France, a French company having its registered office at 12, rue de la Baume 75008 Paris, France (“Alcatel”), and I have the legal capacity and all other necessary power and authority to execute this Notification on behalf of the Alcatel. I have done the necessary investigation and have the knowledge to be able to make the statements set forth herein on behalf of the Alcatel.

2. This Notification is directed to _______________, a ________________ organized under the laws of France, as escrow agent (the “Escrow Agent”) under the Escrow Agreement dated _______, 2006 among Globalstar, Inc. (“Globalstar”), Alcatel and Escrow Agent (the “Escrow Agreement”). Capitalized terms not defined herein have the meanings set forth in the Escrow Agreement.

3. Globalstar has failed to pay funds due and payable to Alcatel as required by the terms and conditions of the Contract (or, in a situation where Alcatel is required to submit invoices or provide notices in order for such funds to be due, Globalstar has failed to pay such funds that would have been required by the terms and conditions of the Contract if Alcatel had been permitted by law to submit all required invoices and provide all such notices) in the amount of _______________________ Million Euros (____,000,000 €), which amount is due and payable to Alcatel.

4. Such funds are due with respect to [a Quarterly Payment, or other calendar payment or payment for a Milestone Event (as defined in the Contract) under Article 7 of the Contract] [payment for termination charges under Articles 21 and/or 22 of the Contract].

5. Escrow Agent is to pay the funds to Alcatel on [date] or on the first Business Day after the repayment date of the investments effected according to Section 1.2 of the Escrow Agreement, (which date is at least two (2) Business Days after delivery of this Notification), by payment to the [Alcatel Account] [describe other account],

6. Alcatel agrees that signatures transmitted by facsimile will be binding on Alcatel as if originally executed.

7. This Notification shall be governed by French law.  The exclusive place of jurisdiction for any disputes arising out of it shall be Paris

Executed this _____ day of __________.

Alcatel Alenia Space France

By:
Name:
Title:

Exhibit B2

Form of Notification

I, _____________________, depose, represent and warrant as follows:

1. I am the duly elected _________________ of Alcatel Alenia Space France, a French company having its registered office at 12, rue de la Baume 75008 Paris, France (“Alcatel”), and I have the legal capacity and all other necessary power and authority to execute this Notification on behalf of the Alcatel. I have done the necessary investigation and have the knowledge to be able to make the statements set forth herein on behalf of the Alcatel.

2. This Notification is directed to ________________, a __________________ organized under the laws of France, as escrow agent (the “Escrow Agent”) under the Escrow Agreement dated _________, 2006 among Globalstar, Inc. (“Globalstar”), Alcatel and Escrow Agent (the “Escrow Agreement”). Capitalized terms not defined herein have the meanings set forth in the Escrow Agreement.

3. The amount in the Escrow Fund is sufficient, based upon the most recent Escrow Balance Report, to make the final payment or payments to Alcatel under the Contract in the amount [or amounts] of _______________________ Million Euros (____,000,000 €), which amount is due and payable to Alcatel.

4. Alcatel has elected to be paid its remaining payments by disbursement from the Escrow Fund under Article __ of the Contract.

5. Escrow Agent is to pay the funds to Alcatel on [date] or on the first Business Day after the repayment date of the investments effected according to Section 1.2 of the Escrow Agreement, (which date is at least two (2) Business Days after delivery of this Notification), by payment to the [Alcatel Account] [describe other account].

6. Alcatel agrees that signatures transmitted by facsimile will be binding on the Alcatel as if originally executed.

7. This Notification shall be governed by French law.  The exclusive place of jurisdiction for any disputes arising out of it shall be Paris.

Executed this _____ day of __________.

Alcatel Alenia Space France

By:
Name:
Title:

Exhibit C

Account Payment Instructions

if in favour of Alcatel

Alcatel Alenia Space France

Société Générale Toulouse

Address : Innopole Voie 8 - BP 500 — 31316 Labège Cedex, France

Swift Code :                            [*]

Account n°                              [*]

if in favour of Globalstar

Union Bank of California

350 California Street, 10th Floor

San Francisco, CA  94104

SWIFT CODE:        [*]

Account Name:  Globalstar, Inc.

Account Number:                                          [*]

ABA Routing:       [*]

Exhibit D1

Signatures Card

We hereby advise you of the following persons with unlimited authority to sign (without right of substitution), to carry out any legal acts and to enter other obligations vis-à-vis Société Générale acting as Escrow Agent in connection and exclusively in accordance with the terms and conditions of the Escrow Agreement.

Globalstar, Inc

Last name/first name	Nationality / date of birth	Signature	Authority to sign:
“ by sole signature or “ by joint signature of 2
“ by sole signature or “ by joint signature of 2
“ by sole signature or “ by joint signature of 2
“ by sole signature or “ by joint signature of 2

The power of attorney of the authorized signatories shall be applicable without restriction until the Escrow Agent receives an explicit revocation in writing. The power of attorney, therefore, shall remain in effect irrespective of any other or missing entries in a public register (e.g. the commercial register)”

Place/Date: _______________ / _______________

Globalstar, Inc.

_______________________

Name/Function:

Exhibit D2

Signatures Card

We hereby advise you of the following persons with unlimited authority to sign (without right of substitution), to carry out any legal acts and to enter other obligations vis-à-vis Société Générale acting as Escrow Agent in connection and exclusively in accordance with the terms and conditions of the Escrow Agreement.

Alcatel Alenia Space France

Last name/first name	Nationality / date of birth	Signature	Authority to sign:
“ by sole signature or “ by joint signature of 2
“ by sole signature or “ by joint signature of 2
“ by sole signature or “ by joint signature of 2
“ by sole signature or “ by joint signature of 2

The power of attorney of the authorized signatories shall be applicable without restriction until the Escrow Agent receives an explicit revocation in writing. The power of attorney, therefore, shall remain in effect irrespective of any other or missing entries in a public register (e.g. the commercial register)”

Place/Date: _______________ / _______________

Alcatel Alenia Space France

_______________________

Name/Function:

Exhibit E

SURPLUS MANAGEMENT

SOCIETE GENERALE, through its subsidiary SG EURO C.T. offers investors the possibility to place their surplus cash in tradeable medium-term notes (BMTN).

•      HOW IS A TRADEABLE MEDIUM-TERM NOTE PURCHASED ?

SG EURO C.T., which is 100% owned by the SOCIETE GENERALE Group, sells an investor one or more money market notes issued by SOCIETE GENERALE, the unit amount of which is EUR 152,500 .

SG EURO C.T. guarantees the liquidity of the notes, meaning that it redeems them at any time.

•      HOW IS THE YIELD DETERMINED ?

The investor determines the yield on his investment beforehand with his SOCIETE GENERALE branch by taking a fixed-rate or a variable-rate reference (from one day to several months, starting on the day’s value or a deferred value).

- Fixed-rate yield :

The benchmark is the SOCIETE GENERALE borrower rate. Naturally, in the case where the fixed rate is chosen, the yield is less if the note is redeemed before maturity.

- Variable-rate yield :

The benchmark is the EONIA (Euro OverNight Index Average). The EONIA rate is calculated by the European Central Bank and is distributed by the European Banking Federation.

•      ADVANTAGES OF THE INVESTMENT

- Security : Legally, the investor owns one or more tradeable medium-term notes issued by SOCIETE GENERALE and, therefore, runs a risk on SOCIETE GENERALE.

- Flexibility : A fixed or undetermined period can be chosen for each investment.

- Choice of the yield : there are no entry or withdrawal costs. Depending on expectations, the investor can choose a fixed yield, a variable yield or a mixture of both.